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                                STATE OF FLORIDA

                               DEPARTMENT OF STATE


I certify the attached is a true and correct copy of the Articles of Incorporation of MAGICWORKS EXHIBITIONS, INC., a corporation organized under the laws of the State of Florida, filed on July 30, 1998, as shown by the records of this office.

The document number of this corporation is P98000066960.





                                               Given under my hand and the
                                          Great Seal of the State of Florida at
                                            Tallahassee, the Capitol, this the
                                              Fifteenth day of October, 1998


                                                         /s/ Sandra B. Mortham
                                                         ----------------------
                                                             Sandra B. Mortham
                                                             Secretary of State


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                            ARTICLES OF INCORPORATION

                                       OF

                          MAGICWORKS EXHIBITIONS, INC.

                                    ARTICLE I

         The name of the corporation is MAGICWORKS EXHIBITIONS, INC. (the "Corporation").

                                   ARTICLE II

         The address of the principal office and the mailing address of the Corporation is 930 Washington Avenue, 5th Floor, Miami Beach, Florida 33139.

                                   ARTICLE III

         The capital stock authorized, the par value thereof, and the characteristics of such stock shall be as follows:


NUMBER OF SHARES          PAR VALUE     CLASS OF
   AUTHORIZED             PER SHARE       STOCK
----------------          ---------     --------

     1,000                 $ 0.01         Common


                                   ARTICLE IV

         The Corporation shall hold a special meeting of shareholders only:

         (1) On call of the Board of Directors or persons authorized to do so by the Corporation's Bylaws; or

         (2) If the holders of not less than 50 percent of the shares entitled to vote on any issue proposed to be considered at the proposed special meeting sign, date, and deliver to the Corporation's secretary one or more written demands for the meeting describing the purpose or purposes for which it is to be held.

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                                    ARTICLE V

         The street address of the Corporation's initial registered office is 1201 Hays Street, City of Tallahassee, County of Leon, State of Florida 32301, and the name of its initial registered agent at such office is Corporation Service Company.

                                   ARTICLE VI

         The Board of Directors of the Corporation shall consist of at least one director, With the exact number to be fixed from time to time in the manner provided in the Corporation's Bylaws. The number of directors constituting the initial Board of Directors is three (3), and the names and addresses of the members of the initial Board of Directors, who will serve as the Corporation's directors until successors are duly elected and qualified are:

                                Brad L. Krassner
                        930 Washington Avenue, 5th Floor
                           Miami Beach, Florida 33139

                                 Lee D. Marshall
                        930 Washington Avenue, 5th Floor
                           Miami Beach, Florida 33139

                                    Joe Marsh
                        930 Washington Avenue, 5th Floor
                           Miami Beach, Florida 33139


                                   ARTICLE VII

         The name of the Incorporator is Gail Shelby and the address of the Incorporator is 1201 Hays Street, Tallahassee, Florida 32301.

                                  ARTICLE VIII

         This Corporation shall indemnify and shall advance expenses on behalf of its officers and directors to the fullest extent not prohibited by law in existence either now or hereafter.




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         IN WITNESS WHEREOF, the undersigned, being the Incorporator named above, for the purpose of forming a corporation pursuant to the Florida Business Corporation Act of the State of Florida has signed these Articles of Incorporation this 30th day of July, 1998.


                                                      /s/ Gail Shelby
                                                      -------------------------
                                                      Gail Shelby, Incorporator



                  ACCEPTANCE OF APPOINTMENT OF REGISTERED AGENT

         The undersigned, having been named the Registered Agent of MAGICWORKS EXHIBITIONS, INC. accepts such designation and is familiar with, and accepts, the obligations of such position, as provided in Florida Statutes ss. 607.0505.

                                         Corporation Service Company



                                         /s/ Gail Shelby
                                         ---------------------------------------
                                         Gail Shelby, Agent for Registered Agent

                                         Dated:  July 30, 1998



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